Exhibit 10.1
                              EMPLOYMENT AGREEMENT

                  This Employment Agreement ("Agreement") is made and entered into as of June 11, 1998 by and between ATLANTIC REALTY TRUST, a Maryland real estate investment trust (the "Company"), whose principal place of business is 747 Third Avenue, New York, New York 10017 and EDWIN R. FRANKEL ("Employee"), who resides at 49 Demopolis Avenue, Staten Island, New York 10308.

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ Employee to devote full time to the business of the Company, and Employee desires to be so employed hereunder effective as of the date hereof;

                  NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Employee do hereby agree as follows:

1. Employment. The Company agrees to employ Employee, and Employee accepts such employment, as Executive Vice President, Chief Financial Officer and Secretary, on the terms and conditions hereinafter set forth.

2. Powers and Duties; Location. As Executive Vice President, Chief Financial Officer and Secretary of the Company, Employee shall have such powers and duties as are consistent with the offices of Executive Vice President, Chief Financial Officer and Secretary. Employee will report directly to the Board of Trustees of the Company. Employee shall be based in New York, New York.

3. Term. The term of employment under this Agreement shall commence on the date hereof, and shall terminate on the date of the Change in Control (as defined below) of the Company unless earlier terminated by either party hereto upon written notice to the other (the "Employment Term"). Excluding periods of vacation and sick leave to which Employee is entitled, Employee agrees during the Employment Term to devote his full business time to the business and affairs of the Company and to the duties and responsibilities assigned to Employee hereunder.

                  For purposes of this Agreement, a "Change in Control" means the occurrence of any one of the following events: (i) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan established or maintained by the Company or any of its affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the

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Company's then-outstanding securities; (ii) upon the final purchase of the
Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or any of its affiliates); or (iii) upon the consummation of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of common stock, (B) a sale or disposition of all or substantially all of the Company's assets, or (C) a plan of liquidation or dissolution of the Company.

4. Compensation. (a) As compensation for the services to be rendered by Employee hereunder, the Company will pay or cause to be paid to Employee during the Employment Term an annual base salary (the "Base Salary") of $158,000, to be increased each year as provided below. The Base Salary for each calendar year shall be increased over the Base Salary for the preceding calendar year by a cost of living adjustment determined by the Company's Board of Trustees, which shall be no more than three (3%) percent. The Base Salary will be payable to Employee in equal monthly or more frequent installments, as the Company shall determine. Increases in salary, once granted, shall not be subject to revocation or decrease thereafter, and "Base Salary" for all purposes herein shall be deemed to be a reference to such higher amount.

                        (b) As soon as practicable after the execution of this Agreement, the Company will lend Employee the sum of $37,500 (the "Loan"). The Loan will be payable on demand, and will be evidenced by a promissory note to be executed by Employee in favor of the Company, in the form attached hereto as Exhibit A. The Loan will be forgiven upon the occurrence of any of the following: (i) a Change in Control of the Company; (ii) the death of Employee; or (iii) Employee shall have received notice of termination from the Company prior to the termination of the Employment Term pursuant to Section 6(a) hereof. If any of (i), (ii) or (iii) above occurs, the Loan will be forgiven as of the date of such occurrence, and Employee shall be deemed to have received compensation in an amount equal to the principal amount of the Loan (plus imputed interest thereon as provided in Section 7872 of the Internal Revenue Code of 1986) as of the date thereof. If at any time prior to the Change in Control of the Company (i) Employee gives notice to terminate this Agreement or
(ii) Employee is terminated for Cause (as defined herein),then the Loan will become immediately due and payable.

5. Benefits. During the Employment Term, Employee shall be entitled to: (i) receive all benefits and participate in all benefit plans generally made available to employees of the Company; (ii) vacation time of 4 weeks per year which, to the extent not taken, shall be non-cumulative and non-compensatory, and increasing in accordance with the Company's vacation policy; and (iii) reimbursement for expenses reasonably incurred by Employee in connection with his employment hereunder, in accordance

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         with the Company's policies, as in effect from time to time during the
         Employment Term.

6.                Termination.

                        (a) Termination Prior to Change in Control. If Employee's employment is terminated for any reason other than Cause (as defined below) prior to the Change in Control of the Company, the Employee shall only be entitled to receive accrued but unpaid Base Salary, unpaid bonus, if any, and benefits through the date of termination.

                        (b) Termination on or after Change in Control. If Employee's employment is terminated for any reason other than Cause (as defined below) coincident with or after the Change in Control of the Company, the Employee shall be entitled to receive (i) accrued but unpaid Base Salary, unpaid bonus, if any, and benefits through the date of termination and (ii) a lump-sum payment equal to 150 percent of Employee's Base Salary as in effect on the date of termination.

                        (c) Termination for Cause. Notwithstanding Section 3 hereof, Employee's employment shall terminate immediately for Cause. For purposes of this Agreement, "Cause" shall mean either (i) a material breach by Employee of any material provision of this Agreement; provided, that the Company gives Employee written notice of such breach and Employee fails to cure the breach within thirty (30) days after receipt of such notice, or (ii) any action by Employee constituting willful malfeasance, and having a material adverse effect on the Company, or (iii) an act of fraud, misappropriation of funds or embezzlement by Employee in connection with his employment. If Employee is terminated for Cause under clause (i) or (ii) hereof, Employee's right to further compensation shall be limited to the payment of any accrued but unpaid Base Salary, unpaid bonus, if any, and benefits through the date of termination. If Employee is terminated for Cause under clause (iii) hereof, Employee shall have no right to further compensation.

                        (d) No Further Notice or Compensation. Employee understands and agrees that he shall not be entitled to any further notice or compensation upon termination of his employment with the Company, other than amounts specified in Section 3 or Section 6 hereof. Employee shall not have any obligation to seek comparable employment following such termination, nor shall any compensation received from any subsequent employment reduce the Company's obligations hereunder.

7. Confidentiality. While employed by the Company, and at any time thereafter, Employee shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company or (ii) when required to do so by applicable law, by a court, by

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         any governmental agency, or by any administrative body or legislative body (including a committee thereof); provided, however, that Employee shall give reasonable notice under the circumstances to the Company that he has been notified that he will be required to so disclose as soon as possible after receipt of such notice, in order to permit the Company to take whatever action it reasonably deems necessary to prevent such disclosure and Employee shall cooperate with the Company to the extent it reasonably requests him to do so. For purpose of this
         Section 7, "Confidential Information" shall mean non-public information concerning the financial data, strategic business plan or other non-public, proprietary and confidential information of the Company, its affiliates or customers that, in any case, is not otherwise available to the public (other than by Employee's breach of the terms hereof).

8. Completeness and Modification. This Agreement supersedes in its entirety all other agreements and understandings, both written and oral, regarding Employee's employment with the Company and contains the entire understanding and agreement between the parties with respect to the subject matter hereof. Any representations, promises or conditions in connection therewith not incorporated herein shall not be binding upon either party. No modification, waiver or agreement of termination of this Agreement shall be binding upon either party unless made in writing and signed for or on behalf of both parties.

9. Withholding. The Company shall be entitled to withhold from payment any amount of withholding required by law.

10. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

12. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in New York City by a single neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court having jurisdiction thereof, except in the event of a controversy related to any alleged violation of Section 7 hereof, in which case the Company shall be entitled to seek injunctive relief from a court of competent jurisdiction without the requirement to seek arbitration.


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13.               Indemnification.  To the fullest extent permitted by
          applicable law, Employee shall be indemnified and held harmless for any action or failure to act in his capacity as an officer or employee of the Company. In furtherance of the foregoing and not by way of limitation, if Employee is a party or is threatened to be made a party to any suit because he is an officer or employee of the Company, he shall be indemnified against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification under this Section 13 shall be in addition to any other indemnification by the Company of its officers and directors. Expenses incurred by Employee in defending an action, suit or proceeding for which he claims the right to be indemnified pursuant to this Section 13 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Employee to repay such amount in the event that it shall ultimately be determined that he is not entitled to indemnification by the Company. Such undertaking shall be accepted without reference to the financial ability of Employee to make repayment. In addition, the Company shall use its best efforts to obtain and maintain a directors' and officers' liability insurance policy at a reasonable cost providing insurance coverage with respect to claims made against officers and directors as to which they are entitled to be indemnified by the Company.

14. Notices. Unless otherwise hereinafter designated by either party, any notice required or desired to be given under this Agreement shall be deemed to be given if in writing and sent by certified mail to his residence in the case of Employee, or to its principal office in the case of the Company, or to such other address or such other person as Employee or the Company shall designate in writing in accordance with this Section 14.

15. Successors and Assigns. This Agreement shall inure to and be binding on the heirs and representatives of the Employee and the successors and assigns of the Company. This Agreement contemplates personal services and shall not be assignable by Employee.

16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one agreement.

17. Further Assurances. The parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.


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18.               Headings.  The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.


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                  IN WITNESS WHEREOF, the Company and Employee have caused this
Agreement to be executed as of the day and year first above written.

                        COMPANY:

                        ATLANTIC REALTY TRUST


                        By:      /s/  Joel M. Pashcow
                                 --------------------
                                 Name:  Joel M. Pashcow
                                 Title:  President and Chairman of the Board


                        EMPLOYEE:


                        /s/  Edwin R. Frankel
                        ---------------------



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